Exhibit 10.1
                                                                    ============


                                           May 1, 2006



Mr. William D. Shovers
3921 Indian Road
Toledo, Ohio 43606

Dear Mr. Shovers:

     This letter agreement (the "Agreement") sets forth certain terms and conditions relative to your resigning as Senior Vice President Global Operations of Standard Microsystems Corporation, including its subsidiaries and affiliated corporations, ("SMSC" or the "Company").

     Effective May 1, 2006 (the "Resignation Date"), you hereby resign as Senior Vice President Global Operations of the Company and from all other positions, titles, duties, authorities and responsibilities with, arising out of or relating to your employment with the Company, including any directorships or any officer or fiduciary positions in which you were serving at the request of, or appointment by, the Company. You and the Company have also agreed that your Employment Agreement with the Company dated April 18, 2005 (the "Employment Agreement") shall be null and void and all obligations of the parties thereto shall terminate as of the Resignation Date, except for those continuing obligations you have to the Company under Sections 7-10 and 12(a) of the Employment Agreement which are made a part of this Agreement as though set forth herein. Furthermore, you acknowledge that you are not entitled to receive any payments from the Company under the Employment Agreement or otherwise in connection with your resignation, and the Company acknowledges that it is not entitled to receive any payments from you under the Employment Agreement (including the repayment of any appointment bonus otherwise provided for under Section 6 of the Employment Agreement).

     In exchange for the Company providing you with the benefits under this Agreement and the Consulting Agreement of this same date, you hereby waive all claims against the Company, its subsidiaries and affiliates, and their respective current and former directors, officers, employees, agents and assigns and unconditionally and irrevocably release and discharge each of them from liability for any claims or damages that you have or may have against any of them up to the moment this Agreement becomes fully executed, regardless of whether those claims are known or unknown including, but not limited to, any claims for wages, severance, bonuses or benefits (except as specifically provided for herein), or any other claims whatsoever arising during or, in whole or in part, out of your employment relationship with the Company, or violations of any federal, state or local fair employment statute, executive order, ordinance, law or regulation, including Title VII of the Civil Rights Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Age
Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act, the New York State Human Rights Law, or any other potentially applicable employment or labor law, or any other rule of law or common law including, but not limited to those concerning possible torts, express or implied contract, the implied covenant of good faith and fair dealing, public policy, or other obligations. You also agree not to initiate any administrative or legal action against the Company to assert such claims. Moreover, to the extent any such action is brought by you or on your behalf by any third party, you agree to waive all claims to monetary relief or damages of any kind, including  attorneys'  fees  and  costs.  You  understand  that the fact of this agreement and/or the agreement to pay or the payment of the consideration described herein does not constitute an admission by the Company that it has violated any such law or legal obligation. The foregoing release does not apply to any rights of indemnification or to directors and officers liability insurance coverage you may have. Notwithstanding any provision of this Agreement to the contrary, this release is not intended to interfere with your right to file a charge with the Equal Employment Opportunity Commission (the "EEOC") in connection with any claim you believe you may have against the Company or its affiliates. However, by executing this Agreement, you hereby waive the right to recover in any proceeding you may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on your behalf. In addition, this release is not intended to interfere with your right to challenge that your waiver of any and all potential claims under the federal Age Discrimination in Employment Act pursuant to this Agreement is a knowing and voluntary waiver, notwithstanding your specific representation that you have entered into this Agreement (including this release) knowingly and voluntarily. You acknowledge that you may take up to twenty-one (21) days to consider the terms of this Agreement. You also acknowledge that you were advised by SMSC to discuss the terms of this Agreement with your attorneys prior to signing this Agreement. You further acknowledge that you are entering into this Agreement, freely, knowingly, and voluntarily, with a full understanding of its terms (including that this Agreement specifically releases and waives all rights and claims you may have under the Federal Age Discrimination in Employment Act prior to the date on which you sign this Agreement) and that you will have seven (7) days to revoke this Agreement after executing the same by notifying the undersigned in writing during this seven-day period. Except as expressly set forth herein, this Agreement constitutes the entire agreement between you and the Company regarding the subject matter hereof. This Agreement may not be changed or altered, except by a writing signed by you and the Company. This Agreement is entered into in the State of New York and the laws of the State of New York will apply to any dispute concerning it, without regard to its conflicts of law provisions. Any litigation or dispute relating to or arising out of this Agreement shall be litigated exclusively in the state or federal courts in Suffolk County in the State of New York and any appellate courts therefrom, and you hereby irrevocably accept and waive any objections to the personal jurisdiction and venue of the aforesaid courts, including any right to make a motion to transfer venue or to dismiss on forum non conveniens grounds. If any clause of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other clause or the remainder of this Agreement.

                                           Very truly yours,

                                           /s/ STEVEN J. BILODEAU
                                           ------------------------------
                                           Steven J. Bilodeau
                                           President and
                                           Chief Executive Officer


Accepted and agreed:


/s/ WILLIAM D. SHOVERS
----------------------
William D. Shovers